Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rose Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of (i) our reports dated February 27, 2015, relating to the consolidated financial statements of Rose Rock Midstream, L.P. and the effectiveness of internal control over financial reporting of Rose Rock Midstream, L.P., each of which appear in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014; (ii) our report dated February 27, 2015, relating to the financial statements of White Cliffs Pipeline, L.L.C, which appears in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014; and (iii) our report dated February 27, 2015, except for the matters described in Note 1 in the first paragraph under the caption “Basis of presentation”, as to which the date is May 11, 2015, relating to the consolidated financial statements of Rose Rock Midstream, L.P., which appears in Rose Rock Midstream, L.P.’s Current Report on Form 8-K dated May 11, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

November 24, 2015